SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM 8-K

                          CURRENT REPORT PURSUANT
                       TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported:  May 29, 1998

TV COMMUNICATIONS NETWORK, INC.
(a Colorado Corporation)

Commission file number 0-18612

I.R.S. Employer Identification Number 84-1062555

10020 E. Girard Avenue, #300
Denver, Colorado  80231
Telephone:  (303) 751-2900

Investor relations contact:

Dennis J. Horner, Vice President of Finance
10020 E. Girard Avenue, #300
Denver, Colorado  80231
Telephone:  (303) 751-2900

Item 4. Changes in Registrant's Certifying Accountant

On June 2, 1998, the Registrant hired as its certifying accountants the firm of Ehrhardt Keefe Steiner & Hottman,
P.C. ("EKS&H"). EKS&H had resigned from that position on March 30, 1998.

On March 31, 1998, the Registrant's certifying accountants,
Ehrhardt Keefe Steiner & Hottman PC ("EKS&H"), resigned from their representation of the Registrant because EKS&H did not have adequate manpower to perform the audit according to the mutually acceptable audit schedule.

As of April 6, 1998, the Registrant and EKS&H were still discussing a new audit schedule pursuant to which the Registrant may rehire the services of EKS&H.

On May 29, 1998, the Registrant and EKS&H arrived at a mutually acceptable audit schedule and the Registrant re-engaged EKS&H as their certifying accountants. During the period from March 31, 1998 to June 2, 1998, the Registrant had no disagreements with EKS&H on any matter of accounting principles or practice, financial statement disclosures or auditing scope or procedure.

EKS&H has been the Registrant's certifying accountants for the two most recent fiscal years ended March 31, 1997, and March 31, 1996, and issued reports on the Registrant's financial statements for those years. EKS&H is currently auditing the Registrant's financial statements for the fiscal year which ended March 31, 1998.

Neither of EKS&H's reports on the Registrant's financial statements for the past two years: (1) contained an adverse opinion or a disclaimer of opinion; or (2) was qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Registrant's two most recent fiscal years and the subsequent interim period preceding EKS&H's resignation and rehiring, the registrant had no disagreements with EKS&H on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of EKS&H, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

The Registrant has provided EKS&H with a copy of this disclosure and requested EKS&H to furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements.

SIGNATURES

Pursuant to the requirements of The Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TV COMMUNICATIONS NETWORK, INC.

Date:  June 2, 1998

/ss/Omar A. Duwaik
Omar A. Duwaik
PRESIDENT/CEO

/ss/Dennis J. Horner
Dennis J. Horner
VICE PRESIDENT/TREASURER

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